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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Wireless Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statements on Form S-3 No. 333-30770, No. 333-82313 and No. 333-82312 (Post Effective Amendment No. 1 to the Registration No. 333-82313) of our report dated May 15, 2000, except for Note 12 which is dated June 21, 2000, relating to the consolidated financial statements of U.S. Wireless Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP
San Francisco, California
April 13, 2001